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                                                                   EXHIBIT 10.32
                        AMENDMENT TO GUARANTEE AGREEMENT

TO:      THE TORONTO-DOMINION BANK

WHEREAS Ceridian Corporation ("Old Ceridian") provided a Guarantee Agreement, dated January 30, 1998 (the "Guarantee") in support of Ceridian Canada Ltd.'s (the "Borrower") obligations to The Toronto-Dominion Bank (the "Bank");

AND WHEREAS pursuant to a transaction scheduled to be completed on or about March 30, 2001 (the "Separation"), Old Ceridian will transfer the majority of its assets, liabilities and operations (excluding those assets, liabilities and operations related to its media audience measurement business) and shares of its subsidiaries, including the shares of Ceridian Canada Holdings, Inc., to New Ceridian Corporation ("New Ceridian") which is currently a wholly owned subsidiary of Old Ceridian;

AND WHEREAS immediately following the Separation, Old Ceridian will change its name to Arbitron Inc. and New Ceridian will change its name to Ceridian Corporation;

AND WHEREAS New Ceridian has agreed to assume all of the obligations and liability of Old Ceridian under the Guarantee and to amend the terms of the Guarantee as set out herein;

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of the mutual terms and conditions herein contained, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), New Ceridian hereby covenants and agrees for the benefit of the Bank as follows:

1. Unless otherwise defined or amended all defined terms used herein shall have the same meaning as set out in the Guarantee.

2. New Ceridian hereby assumes and hereby agrees that it is responsible for all of the obligations and liabilities of Ceridian Corporation under the Guarantee and agrees that it shall be bound by all of the terms, conditions, covenants and representations and warranties set out in the Guarantee as though New Ceridian were the original guarantor thereunder.

3. Effective as of the effective time of the Separation all references to Guarantor in the Guarantee shall refer to and mean New Ceridian.

4 It is agreed effective as of the effective time of the Separation that the reference to the Guarantor Credit Agreement in section 4 of the Guarantee shall mean the



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         Credit Agreement dated as of January 31, 2001 among New Ceridian, and
         Bank of America N.A. and The Other Lenders as amended from time to time (the "New Credit Agreement").

5. It is agreed effective as of the effective time of the Separation that the reference to the Financial Covenants in section 4 of the Guarantee shall be to the financial covenants set out in the New Credit Agreement.

6. Except as amended herein all other terms and conditions of the Guarantee shall continue in full force and effect and unamended by this Amending Agreement.

7. This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF New Ceridian hereto have executed this Amending Agreement under the hands of its duly authorized officers this 27th day of March, 2001.

NEW CERIDIAN CORPORATION


By:      /s/ John H. Grierson

Title:   Vice President and Treasurer


To:      New Ceridian Corporation

And To:  Old Ceridian Corporation

The Toronto-Dominion Bank hereby agrees to this Amending Agreement and hereby fully releases Old Ceridian from all of its obligations and liability under the Guarantee effective as of the effective time of the Separation.

Dated at the City of Toronto this 27th day of March, 2001.

THE TORONTO-DOMINION BANK

By:     /s/ Keith N. McQueen
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Title:  Vice President & Director Corporate Credit
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